Exhibit 4.3
                                                               Execution Version

                          FIRST SUPPLEMENTAL INDENTURE

            This FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") dated as of February 13, 2004 among OMNICOM GROUP INC., a New York corporation (the "Company"), OMNICOM CAPITAL INC., a Connecticut corporation ("OCI"), OMNICOM FINANCE INC., a Delaware corporation ("OFI"), and JPMORGAN CHASE BANK, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

            WHEREAS, the Company and the Trustee have heretofore executed and delivered to the Trustee an Indenture dated March 6, 2002 (the "Indenture"), providing for the issuance of an aggregate principal amount of up to $900,000,000 of Zero Coupon Zero Yield Convertible Notes due 2032 (the "Securities"), all of which have been issued and $892,273,000 of which are outstanding on the date hereof;

            WHEREAS, the Company desires to cause each of OCI and OFI to become a co-issuer and co-obligor under the Indenture and the Securities, jointly and severally with each other and with the Company;

            WHEREAS, it is in the best interests of each of OCI and OFI to become a co-issuer and co-obligor under the Indenture and the Securities inasmuch as each of OCI and OFI will derive substantial direct and indirect benefits from so becoming a co-issuer and co-obligor under the Indenture and the Securities;

            WHEREAS, it is in the best interests of the Company to guarantee the obligations of each of OCI and OFI with respect to the Indenture and the Securities;

            WHEREAS, Section 9.01(4) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any Securityholder to make any change that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, materially adversely affect the rights of any Securityholder;

            WHEREAS, an Opinion of Counsel has been delivered to the Trustee under Section 9.01(4); and

            WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, OCI, OFI and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

      1. Definitions. All capitalized terms used but not defined herein shall have the meanings given to such terms set forth in the Indenture.

      2. Agreement to Become Co-Obligor. By its signature hereto, each of OCI and OFI agrees to become a co-issuer of the Securities and a co-obligor under the Indenture and the

Securities, jointly and severally with each other and with the Company. Notwithstanding anything to the contrary contained in the Indenture, as amended by this Supplemental Indenture, each of OCI and OFI may, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be released from their respective obligations hereunder and under the Indenture and the Securities upon (a) the sale or other transfer of its capital stock or of all or substantially all of its assets to an entity that is not the Company or a Subsidiary of the Company and which sale is otherwise in compliance with the Indenture, which release shall be effective without any action on the part of the Trustee or any Securityholder or (b) with the prior written consent of each applicable Rating Agency (which prior written consent will be deemed to have been given if each applicable Rating Agency approves a revised list of subsidiaries of the Company that are required to guarantee the Guaranteed Obligations (as defined below) or otherwise become an "obligor" in respect of the Indenture and the Securities that does not include OCI or OFI, as applicable), any such release to become effective upon receipt of notice of such consent (and, if any Subsidiary of the Company is required to become guarantor of the Guaranteed Obligations or an "obligor" in respect of the Indenture and the Securities in connection with the release of OCI or OFI, as applicable, pursuant to this Section 2, receipt of the required guarantee) by the Trustee. Upon any such release, the Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company, OCI or OFI accompanied by an Officers' Certificate certifying as to compliance with this
Section 2. Any actions taken pursuant to this Section 2 shall not release the Company as a primary obligor under the Indenture or the Securities.

      3.    Amendments. The Indenture be and hereby is amended as follows:

      3.1 The preamble to the Indenture is hereby amended to add each of OCI and OFI as a party to the Indenture as an issuer of the Securities.

      3.2   Article 1 of the Indenture is hereby amended as follows:

            (a) Section 1.01 of the Indenture is hereby amended to insert the following new definition in its proper alphabetic place:

                  "Issuers"  means  each  of the  parties  named  as such in the preamble to this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

            (b) Section 1.01 of the Indenture is amended by amending and restating the following definitions in their entirety (changes are shown in bold italicized text; where only a deletion has been made, the deletion is shown in strikethrough italicized text):

                  "Board of Directors" means, with respect to any Issuer, either the board of directors of such Issuer or any duly authorized committee of such board.

                  "Company  Request" or "Company  Order" means,  with respect to any Issuer, a written request or order signed in the name of such Issuer by any two Officers of such Issuer.


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

                  "Corporate  Trust Office"  means the  principal  office of the
            Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 4 New York Plaza, 15th Floor, New York, NY 10004, Attention: Institutional Trust Services, or such other address as the Trustee may designate from time to time by notice to the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Issuers).

                  "Indebtedness"  means, with respect to any Issuer at any date, without duplication, obligations of such Issuer (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments of such Issuer.

                  "Officer" means,  with respect to any Issuer,  the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of such Issuer.

                  "Officers'  Certificate"  means, with respect to any Issuer, a written certificate containing the information specified in Sections 12.04(1) and 12.05, signed in the name of such Issuer by any two Officers of such Issuer and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 needs only to be signed by the principal, executive, financial or accounting Officer of such Issuer and need not contain the information specified in Sections
            12.04 and 12.05.

                  "Opinion of Counsel"  means a written  opinion  containing the information specified in Sections 12.04 and 12.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuers or the Trustee.

                  "Securities" means any of the Company's Zero Coupon Zero Yield
            Convertible Notes due 2032 issued under this Indenture.

                  "Subsidiary"   means,  with  respect  to  any  Issuer,  (i)  a
            corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by such Issuer, by one or more Subsidiaries of such Issuer or by such Issuer and one or more Subsidiaries of such Issuer, (ii) a partnership in which such Issuer or a Subsidiary of such Issuer holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or partnership) in which such Issuer, a Subsidiary of such Issuer or such Issuer and one or more Subsidiaries of such Issuer, directly or indirectly, at the date of determination, has (x) at least a majority equity ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.


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

            (c) The definition of "obligor" in Section 1.03 of the Indenture is hereby amended and restated in its entirety to read as follows (changes are shown in bold italicized text):

                  "obligor" on the indenture securities means each of Issuers.

            (d) Section 1.05(e) of the Indenture is hereby amended to replace each reference in said Section to the "Company" with the term "Issuers"; and all singular pronouns which referred to the "Company" are hereby amended to be plural pronouns referring to the "Issuers" and all singular verb forms used in a clause in which the "Company" was the sole subject are hereby amended to be in the plural verb forms referring to the "Issuers" as the subject.

      3.3 Article 2 of the Indenture is hereby amended to replace each reference in said Article to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to the "Company" with plural pronouns referring to the "Issuers", (iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them".

      3.4 With the exception of Section 3.08(d)(iv), Section 3.08(f), the definition of "Change of Control" in Section 3.09 and the paragraph immediately following that definition (none of which shall be amended), Article 3 of the Indenture is hereby amended to replace each reference in said Article to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to the "Company" with plural pronouns referring to the "Issuers", (iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them".

      3.5 With the exception of Section 4.02 (which shall not be amended except for the last sentence thereof) Article 4 of the Indenture is hereby amended to replace each reference in said Article to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to the "Company" with plural pronouns referring to the "Issuers", (iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them". Section 4.05 of the Indenture is hereby further amended to change the address of JPMorgan Chase Bank, the new address being 4 New York Plaza, 15th Floor, New York, NY 10004.

      3.6 Section 5.01 of the Indenture is hereby amended and restated to read in its entirety as follows (changes are shown in bold italicized text):

                  "SECTION  5.01 When the Issuers May Merge or Transfer  Assets.
            An Issuer shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person (except in the case of OCI or OFI, with, into or to the Company, each other or any other Subsidiary of the Company), unless:


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

            (a) either (1) such Issuer shall be the  continuing  corporation  or
            (2) the person (if other than the Company) formed by such consolidation or into which the such Issuer is merged or the person which acquires by conveyance, transfer or lease the properties and assets of such Issuer substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of such Issuer under the Securities and this Indenture;

            (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

            (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

      For purposes of the foregoing, the conveyance, transfer or lease of the properties and assets of one or more Subsidiaries of an Issuer (other than to the Company or another Subsidiary of any of the Issuers), which, if such assets were owned by such Issuer, would constitute all or substantially all of the properties and assets of such Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Issuer, but a bona fide pledge or hypothecation will be deemed not to be prohibited by this Indenture.

      The successor person formed by such consolidation or into which such Issuer is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor had been named as an Issuer herein; and thereafter, except in the case of a lease and obligations such Issuer may have under a supplemental indenture pursuant to Section 10.14, such Issuer shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, such Issuer, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of such Issuer."

      3.7 Article 6 of the Indenture is hereby amended to replace each reference in said Article to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to the "Company" with plural pronouns referring to the "Issuers", (iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them".

      3.8 Article 7 of the Indenture is hereby amended to replace each reference in said Article to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to


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

the "Company" with plural pronouns referring to the "Issuers", (iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them".

      3.9 Article 8 of the Indenture is hereby amended to replace each reference in said Article to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to the "Company" with plural pronouns referring to the "Issuers", (iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them".

      3.10 With the  exception  of Section  9.02 (which  shall not be  amended),
Article 9 of the Indenture is hereby amended to replace each reference in said Article to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to the "Company" with plural pronouns referring to the "Issuers",
(iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them".

      3.11 With the exception of Sections 10.05,  10.06,  10.07,  10.08,  10.11,
10.12, 10.13, 10.14 and 10.19 (none of which shall be amended), Article 10 of the Indenture is hereby amended to replace each reference in said Article to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to the "Company" with plural pronouns referring to the "Issuers", (iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them". In addition, references in Article 10 to the term "Board of Directors" shall be deemed to be to the Board of Directors of the Company only, and not the Board of Directors of any other Issuer.

      3.12 Article 11 of the Indenture is hereby amended to replace each reference in said Article to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to the "Company" with plural pronouns referring to the "Issuers", (iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them".

      3.13 Article 12 of the Indenture is hereby amended to replace each reference in said Article to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to the "Company" with plural pronouns referring to the "Issuers", (iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them". Additionally, Section 12.02 of the Indenture is amended by amending and restating the notice information for the Trustee as follows (changes are shown in bold italicized text):

            JPMorgan Chase Bank
            4 New York Plaza, 15th Floor
            New York, New York  10004

            Telephone No.  (212) 623-6794


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

            Facsimile No.  (212) 623-6167
            Attention:  Institutional Trust Services

      3.14  Exhibit A-1 to the Indenture is hereby amended as follows:

            (a) The fifth paragraph of the legend contained therein is hereby amended to replace the words "ON WHICH OMNICOM GROUP INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY" with the words "ON WHICH OMNICOM GROUP INC. (THE "COMPANY"), OMNICOM CAPITAL INC. ("CAPITAL") OR OMNICOM FINANCE INC. ("FINANCE" AND TOGETHER WITH THE COMPANY AND CAPITAL, THE "ISSUERS") OR ANY AFFILIATE OF ANY OF THEM".

            (b) With the exception of the second and third paragraphs of Section 5 of said Exhibit, the definitions of "Five-Day Period" and "Regular Cash Dividends" in Section 5 of said Exhibit, the first, fourth and seventh paragraphs of Section 9(d) of said Exhibit and the Conversion Notice contained in said Exhibit (none of which shall be amended except as otherwise set forth in paragraph (c) below), said Exhibit is hereby amended to replace each reference in said Exhibit to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to the "Company" with plural pronouns referring to the "Issuers", (iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them".

            (c) References to the term "Board of Directors" in the definitions of "Five-Day Period" and "Regular Cash Dividends" in paragraph 5 of said Exhibit shall be deemed to be to the Board of Directors of the Company only, and not the Board of Directors of any other Issuer.

            (d) The third page of said Exhibit is hereby amended to add additional signature blocks for Omnicom Capital Inc. and Omnicom Finance Inc. and the first paragraph on said page is hereby amended and restated to read in its entirety as follows (changes are shown in bold italicized text):

            "Each of OMNICOM GROUP INC., a New York corporation, OMNICOM CAPITAL INC., a Connecticut corporation, and OMNICOM FINANCE INC., a Delaware corporation, jointly and severally, promises to pay to Cede & Co. or registered assigns, the Initial Principal Amount at Maturity of [_______________________________ ($_________)], or if
            greater, the Principal Amount at Maturity, on July 31, 2032."

      3.15  Exhibit A-2 to the Indenture is hereby amended as follows:

            (a) The fourth paragraph of the legend contained therein is hereby amended to replace the words "ON WHICH OMNICOM GROUP INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY" with the words "ON WHICH OMNICOM GROUP INC. (THE "COMPANY"), OMNICOM CAPITAL INC. ("CAPITAL") OR OMNICOM FINANCE INC. ("FINANCE" AND TOGETHER WITH THE COMPANY AND CAPITAL, THE "ISSUERS") OR ANY AFFILIATE OF ANY OF THEM".


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

            (b) Said Exhibit is hereby amended to replace each reference in said Exhibit to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to the "Company" with plural pronouns referring to the "Issuers", (iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them".

            (c) The third page of said Exhibit is hereby amended to add additional signature blocks for Omnicom Capital Inc. and Omnicom Finance Inc. and the first paragraph on said page is hereby amended and restated to read in its entirety as follows (changes are shown in bold italicized text):

            "Each of OMNICOM GROUP INC., a New York corporation, OMNICOM CAPITAL INC., a Connecticut corporation, and OMNICOM FINANCE INC., a Delaware corporation, jointly and severally, promises to pay to Cede & Co. or registered assigns, the Initial Principal Amount at Maturity of [_______________________________ ($_________)], or if
            greater, the Principal Amount at Maturity, on July 31, 2032."

      3.16 Exhibit B-1 to the Indenture is hereby amended to replace each reference in said Exhibit to the term "Company" with the term "Issuers".

      3.17  Exhibit B-2 to the Indenture is hereby amended as follows:

            (a) The address of JPMorgan Chase Bank is amended, the new address being 4 New York Plaza, 15th Floor, New York, NY 10004,

            (b) The first paragraph of said Exhibit is hereby amended and restated to read in its entirety as follows (changes are shown in bold italicized text):

            "We are delivering this letter in connection with the proposed transfer of $_____________ Initial Principal Amount at Maturity of the Zero Coupon Zero Yield Convertible Notes due 2032 (the "Notes") of Omnicom Group Inc. (the "Company"), Omnicom Finance Inc. and Omnicom Finance Inc., as co-issuers and co-obligors on the Notes, which are convertible into shares of the Company's Common Stock, $0.15 par value per share (the "Common Stock") as specified in the Indenture."

            (c) Each reference in said Exhibit to the term "Company" is hereby replaced with the term "Issuers".

      3.18 Any and all Securities issued and outstanding as of the date of this First Supplemental Indenture shall be deemed amended as follows without any further action (and the Company, OCI, OFI and the Trustee expressly so agree) with the same effect as if a new Security expressly including such provisions as so amended had been issued in exchange for such issued and outstanding securities:


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

            (a) The fifth paragraph of the legend contained thereon is hereby amended to replace the words "ON WHICH OMNICOM GROUP INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY" with the words "ON WHICH OMNICOM GROUP INC. (THE "COMPANY"), OMNICOM CAPITAL INC. ("CAPITAL") OR OMNICOM FINANCE INC. ("FINANCE" AND TOGETHER WITH THE COMPANY AND CAPITAL, THE "ISSUERS") OR ANY AFFILIATE OF ANY OF THEM".

            (b) With the exception of the definitions of "Five-Day Period" and "Regular Cash Dividends" in Section 5 of each said Security, the first, fourth and seventh paragraphs of Section 9(d) of each said Security and the Conversion Notice contained in each said Security (none of which shall be amended except as otherwise set forth in paragraph (c) below), each said Security is hereby amended to replace each reference therein to (i) the "Company" with the term "Issuers", (ii) all singular pronouns which referred to the "Company" with plural pronouns referring to the "Issuers",
      (iii) all singular verb forms used in a clause in which the "Company" was the sole subject with a plural verb forms referring to the "Issuers" as the subject and (iv) the phrase "either of them" with the phrase "any of them".

            (c) References to the term "Board of Directors" in the definitions of "Five-Day Period" and "Regular Cash Dividends" in paragraph 5 of each said Security shall be deemed to be to the Board of Directors of the Company only, and not the Board of Directors of any other Issuer.

            (d) Each of OCI and OFI shall be deemed, by their signature hereto, to have signed each of the outstanding Securities as if their signatures appeared thereon.

      4.    Company Guarantee.

      4.1 The Company hereby, jointly and severally with any other Person who may also guarantee the Guaranteed Obligations (as defined below), unconditionally and irrevocably guarantees (the "Guarantee"), on a senior unsecured basis, as a primary obligor and not as a surety, to each Securityholder and to the Trustee and its successors and assigns the full and punctual payment when due, whether at maturity, by acceleration, redemption or otherwise, of the principal of and interest on, if any, the Securities, if lawful, and all other monetary obligations of each of OCI and OFI under the Indenture (as so amended by this Supplemental Indenture) and the Securities (collectively, the "Guaranteed Obligations"). The Company further agrees, in its capacity as a guarantor, that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Company, and the Company shall remain bound under its Guarantee and the Indenture, as amended hereby, notwithstanding any such extension or renewal. Failing payment when due of any amount so guaranteed for whatever reason, the Company will be obligated to pay the same in full, or cause to be duly and punctually paid in full, without any demand or notice whatsoever.

      4.2 In its capacity as guarantor, the Company hereby waives presentation to, demand of payment from and protest to OCI or OFI, as the case may be, of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. In its capacity as guarantor, the Company also hereby waives notice of any default by OCI or OFI, as the case may be, under the

Securities or the Indenture. The Company agrees that its obligations under its Guarantee shall be continuing, absolute, full and unconditional under any and all circumstances, to the fullest extent permitted by applicable law, and shall not be discharged except by payment in full of the Securities, irrespective of:

            (a) the value, genuineness, regularity, validity, enforceability, avoidance, subordination, discharge or disaffirmance of any of the Guaranteed Obligations, the Securities or the Indenture, or the absence of any action to enforce the same;

            (b) any extension or waiver, at any time or from time to time, without notice to the Company, of the time for compliance by OCI or OFI, as the case may be, with any of its obligations under the Securities or the Indenture;

            (c) any substitution, release or exchange of any other guarantee of or security for any obligations of OCI or OFI, as the case may be, under the Securities or the Indenture;

            (d) any recission, amendment or modification to any of the terms or provisions of the Securities or the Indenture;

            (e) any law, regulation or order of any jurisdiction affecting any term of any of the Securities or the Indenture or the rights of any Securityholder or the Trustee with respect thereto;

            (f) any failure to obtain any authorization or approval from, or other action by, to notify, or to file anything with, any governmental authority or regulatory body required in connection with the performance of the Guarantee by the Company;

            (g) the failure by any Securityholder or the Trustee to assert any claim or demand or to exercise any right or remedy against OCI or OFI, as the case may be, or any other guarantor of the Guaranteed Obligations or any other Person;

            (h) the failure by any Securityholder or the Trustee to exercise any right or remedy against any collateral securing any of the Guaranteed Obligations; or

            (i) any other circumstance whatsoever that might otherwise constitute a defense to or a legal or equitable discharge of the Company's obligations, in its capacity as guarantor, under its Guarantee or of the Company's obligations, in its capacity as guarantor, under the Securities and the Indenture.

      4.3 The Company's obligations under its Guarantee and the Indenture, as amended by this Supplemental Indenture, and the Securities, in each case in its capacity as guarantor, shall not be limited by any valuation, estimation or disallowance made in connection with any proceedings filed by or against the Company or the Company under the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), whether pursuant to Section 502 of the Bankruptcy Code or any other section thereof. The Company further agrees that, it its capacity as guarantor, none of the Securityholders shall be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Guaranteed Obligations or the

Securities. To the extent that the Company makes a payment or payments on any or all of the Guaranteed Obligations and such payment or payments (or any part thereof) is or are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Company, its estate, trustee or receiver or any other party, including, without limitation, the Company, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Guaranteed Obligations (or, if applicable, such part thereof as had been paid, reduced or satisfied by such amount), shall be reinstated and revived and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Company waives, in its capacity as guarantor, all set-offs, counterclaims, reductions and diminutions of any obligation, and any defense of any kind or nature (other than, payment of the Guaranteed Obligations), that the Company may have or assert against OCI, OFI or any other Person, and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of its Guarantee.

      4.4 The Company, in its capacity as guarantor, hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Securityholder that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against OCI, OFI, any other guarantor or any other Person or collateral, if any, and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations or the Securities of the Company under the Indenture, the Securities or this Supplemental Indenture.

      4.5 The Company, in its capacity as guarantor, hereby waives any right to which it may be entitled to have its obligations under the Guarantee and the Indenture divided among it and other guarantor of the Guaranteed Obligations, if any, such that the Company's obligations would be less than the full amount claimed. The Company, in its capacity as guarantor, hereby waives any right to which it may be entitled to have the assets of OCI, OFI or any other Person who became an "obligor" under the Securities or the Indenture first be used and depleted as payment of the obligations of OCI, OPI or such other Person, respectively, under the Securities and the Indenture prior to any amounts being claimed from or paid by the Company under its Guarantee. The Company, in its capacity as guarantor, hereby waives any right to which it may be entitled to require that suit be instituted against OCI, OFI or any other guarantor of the Guaranteed Obligations or "obligor" under the Securities or the Indenture prior to an action being initiated against the Company. The Company further agrees that the Guarantee constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right, in its capacity as guarantor, to require that any resort be had by any Securityholder or the Trustee to any security held for payment of the Guaranteed Obligations.

      4.6 The failure to endorse the Guarantee on any Security shall not affect or impair the validity thereof.

      4.7 The Company's obligations under its Guarantee shall not be affected if any Securityholder is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Securities, and the Company shall pay to each affected

Securityholder, upon demand, the amount that would otherwise have been due and payable had the exercise of such rights and remedies been permitted. In the event of any such application of the automatic stay under Section 362 of the Bankruptcy Code, the Securities shall forthwith become due and payable by the Company for purposes of the Guarantee.

      4.8 The Company hereby agrees that, unless and until all obligations with respect to the Securities and the Indenture, as amended by this Supplemental Indenture, have been paid in full, in its capacity as guarantor, it shall have no right (whether direct or indirect) of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) to the claims of any Securityholder or the Trustee against OCI, OFI or any other Person who became an "obligor" under the Securities or the Indenture in respect of any obligation with respect to the Securities or the Indenture, notwithstanding any payment or payments made by the Company hereunder or any set-off or application of funds of the Company by the Securityholder; and the Company hereby waives all contractual, statutory and common law rights of reimbursement, contribution or indemnity it may have against OCI, OFI or any other such Person as the case may be, and any and all other rights of payment or recovery from OCI, OFI or any other such Person, as the case may be, that it may now have or hereafter acquire until all Securities and all obligations under the Indenture have been paid in full (in which event such rights of payment or recovery shall be deemed to be in the form of a loan or loans made from the Company to OCI, OFI or any other such Person, as the case may be. The Company further agrees that, in its capacity as guarantor, as between the Company, on the one hand, and the Securityholders and the Trustee, on the other hand, (1) the maturity of the Securities guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Company's Guarantee hereunder, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Securities guaranteed pursuant to this Section 4, and (2) in the event of any declaration of acceleration of such Securities as provided in Article 6 of the Indenture, such Securities (whether or not due and payable) will forthwith become due and payable by the Company for the purpose of its Guarantee hereunder.

      4.9 Except as otherwise specifically provided in Section 4.12 hereof with respect to the release of the Company from its Guarantee hereunder, such Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and the successors thereof, and shall inure to the benefit of (and be enforceable by) the Trustee and the Securityholders from time to time, or their respective successors or assignees, until the Indenture shall have been terminated and the principal of and interest, if any, on the Securities, and the obligations of the Company in respect of the Guaranteed Obligations, have been satisfied by payment in full.

      4.10 Payments made by the Company pursuant to its Guarantee hereunder will be made to each Securityholder in the same manner, and to the same location, as payments to such Securityholder are required to be made pursuant to the provisions of the Indenture.

      4.11 The Company shall pay all reasonable costs and expenses (including reasonable attorneys' fees and expenses) paid or incurred by the Trustee or any Securityholder in connection with the enforcement of the Guarantee or any other rights of the Trustee or such Securityholder under this Supplemental Indenture with respect to such Guarantee and the prosecution or defense of any action by or against any of the Securityholders in connection with the Guarantee or this

Supplemental Indenture with respect to such Guarantee, whether involving the Company or any other Person, including a trustee in bankruptcy; provided, however, that the Company shall have no such obligation in connection with any action brought by any Securityholder against the Company to the extent that the Company is the prevailing party in the judgment rendered in any such action; and provided further that the Company shall not be responsible for the fees and expenses of more than one firm of attorneys (in addition to any required local counsel).

      4.12 The Company may, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be released from its Guarantee upon the sale or other transfer of its capital stock or of all or substantially all of its assets to an entity that is not the Company or a subsidiary of the Company and which sale is otherwise in compliance with the Indenture, which release shall be effective without any action on the part of the Trustee or any Securityholder. Upon any such release, the Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company or the Company accompanied by an Officers' Certificate certifying as to compliance with this Section 4.12. Any actions taken pursuant to this Section 4.12 shall not release the Company, OCI or OFI as a primary obligor under the Indenture or the Securities.

      5. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      6. Modification, Amendment and Waiver. The provisions of this Supplemental Indenture may not be amended, supplemented, modified or waived except by a execution of a Supplemental Indenture executed by OCI, OFI, the Company and, to the extent such amendment, supplement or waiver limits or impairs the rights of any Securityholder, by such Securityholder. Any such amendment shall comply with Article 9 of the Indenture. Until an amendment, waiver or other action by Securityholders becomes effective, a consent thereto by a Securityholder of a Security hereunder is a continuing consent by the Securityholder and every subsequent Securityholder of that Security or portion of the Security that evidences the same obligation as the consenting Securityholder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Securityholder or subsequent Securityholder may revoke the consent, waiver or action as to such Securityholder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

      7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

      8. Trust Indenture Acts Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended ("TIA"), that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provisions of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

      9. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

      10. Trustee Makes No Representation. The statements herein are deemed to be those of the Company, OCI or OFI, as applicable. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

      11. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

      12. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

      13. Notices. Any request, demand, authorization, notice, waiver, consent or communication to any of the parties shall be made as set forth in Section
12.02 of the Indenture, as said Section may be amended hereby.

      14. Successors. All agreements of each of OCI and OFI in respect of this Supplemental Indenture shall bind its successor.

      IN WITNESS WHEREOF, this Supplemental Indenture has been duly executed by the Company, OCI and the Trustee as of the date first written above.

                               OMNICOM GROUP INC.

                               By:         /s/ Randall J. Weisenburger
                                       -----------------------------------
                                       Name:  Randall J. Weisenburger
                                       Title:  Executive Vice President and
                                       Chief Financial Officer


                               OMNICOM CAPITAL INC.

                               By:         /s/ Dennis E. Hewitt
                                       -----------------------------------
                                       Name:  Dennis E. Hewitt
                                       Title:  Chief Executive Officer


                               OMNICOM FINANCE INC.

                               By:          /s/ Randall J. Weisenburger
                                       -----------------------------------
                                       Name:  Randall J. Weisenburger
                                       Title:  Chief Executive Officer


                                JPMORGAN CHASE BANK, as Trustee

                               By:         /s/ William G. Keenan
                                       -----------------------------------
                                       Name:  William G. Keenan
                                       Title:  Vice President